Exhibit 10.20

ALIAR AIRCRANE SERVICOS AEREOS ESPECIALIZADOS LTDA.
as Purchaser

and

ERICKSON AIR-CRANE INCORPORATED

as Seller

AIRCRAFT PURCHASE AGREEMENT IN RESPECT OF
ONE (1) ERICKSON S-64F AIRCRAFT
MANUFACTURER’S SERIAL NUMBER 64090

[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2

THIS AIRCRAFT PURCHASE AGREEMENT dated as of 17 September, 2010

BETWEEN

(1)           ALIAR AIRCRANE SERVICOS AEREOS ESPECIALIZADOS LTDA. a limited liability company organized and existing under the laws of Brazil and having its offices at Av. Picadilly, 100, Sala 19/20-Bairro Alpha Ville, Nova Lima/MG, CEP: 34000-000, Brazil, duly registered with the Tax Payer Registry under the nº 11.103.864/0001-55 (the “Purchaser”); and

(2)           ERICKSON AIR-CRANE INCORPORATED, a corporation organized and existing under the laws of the State of Delaware and having its offices at 5550 SW MacAdam Avenue, Suite 200, Portland, Oregon 97239, USA (the “Seller”).

IT IS AGREED as follows

1.             DEFINITIONS AND INTERPRETATION

1.1           Definitions

The terms set forth in this Clause 1.1 when used in this Agreement shall have the meanings set forth herein:

1.1.1        “Acceptance Certificate” means an acceptance certificate in the form set out in Schedule 3.

1.1.2        “Agreement” means this aircraft purchase agreement together with the Schedules (which form an integral part hereof) as originally executed by the parties hereto, as the same may be amended, modified, novated, replaced or supplemented from time to time.

1.1.3        “Aircraft” means the Airframe and the Engines, possessing the features described in greater detail in Schedule 2 hereto; provided that, where the context permits, references to the “Aircraft” shall include the Aircraft Documentation and, unless otherwise provided herein, shall mean the Aircraft as a whole and any part thereof.

1.1.4        “Aircraft Documentation” means the manuals, logbooks and other records relating to the Aircraft or any part thereof delivered by Seller to Purchaser, including two copies of the Flight Manual, two copies of the Field Maintenance Manual and one copy each of the Service Bulletins and the Customer Service Letters current on the Delivery Date.

1.1.5        “Airframe” means one (1) remanufactured Erickson S-64F airframe with manufacturer’s serial number 64090, together with all Parts installed at Delivery relating thereto, but excluding the Engines.

1.1.6        “ANAC” (Agência Nacional de Aviação Civil) means the Brazilian agency responsible for the regulation and safety oversight of civil aviation in Brazil.

1.1.7        “Bill of Sale” means a bill of sale substantially in the form set out in Schedule 1 (Form of Bill of Sale).

1.1.8        “Crew Provisioning” means the provision of crew by Seller to Purchaser to operate the Aircraft and to train Purchaser’s crew, as more particularly described in Schedule 5 hereto.

1.1.9        “Crew Provisioning Period” shall have the meaning set forth in Schedule 5.

1.1.10      “Data” means all information and data of any type, form or nature (including but not limited to, designs, drawings, blueprints, tracings, plans, models, layouts, software, specifications, technical publications, electronic transmittals, and memoranda) which may be furnished or made available to Purchaser as the result of this Agreement.

1.1.11      “Delivery” means the sale and purchase of, and transfer of legal and beneficial title in and to, the Aircraft in accordance with this Agreement.

1.1.12      “Delivery Conditions” means the Purchaser’s Conditions Precedent and Seller’s Conditions Precedent.

1.1.13      “Delivery Date” means the date on which the Delivery Conditions are satisfied or waived and the Aircraft is Delivered by Seller to Purchaser at the Delivery Location in accordance with this Agreement.

1.1.14      “Delivery Location” means Central Point, Oregon.

1.1.15      “Dollars” and the sign “$” mean the lawful currency of the United States of America.

1.1.16      “EMSP Agreement” means that certain Erickson Material Support Program Agreement of even date herewith between the parties, attached hereto as Exhibit A.

1.1.17      “Effective Time” means the time at which Delivery shall occur on the Delivery Date.

1.1.18      “Encumbrance” means any lien, claim or encumbrance with respect to the Aircraft;

1.1.19      “Engines” means the two (2) Pratt & Whitney engines, with serial numbers 672455 and 677817, installed on the Airframe at Delivery, and “Engine” shall mean each of them.

1.1.20      “Final Payment” shall have the meaning set forth in Clause 2.4.

1.1.21      “Fourth Payment” shall have the meaning set forth in Clause 2.4.

1.1.22      “Indemnified Party” shall have the meaning set forth in Clause 8.3.

1.1.23      “Initial Payment” shall have the meaning set forth in Clause 2.4.

1.1.24      “Legal Expense” means any and all liabilities, obligations, losses, damages, penalties, fines, claims (whether fraudulent, groundless, false or not), demands, actions, suits, judgements, legal proceedings (whether civil or criminal), investigations, costs, disbursements and expenses (including legal fees and disbursements) of every kind and nature whatsoever, other than taxes of any kind.

1.1.25      “Marketing Agreement” means that certain Marketing Agreement of even date herewith between the parties, attached hereto as Exhibit B.

1.1.26      “Part” means any part, furnishing, appliance, module, accessory, instrument, component, radar, radio, fixtures, fittings or other item of equipment installed in the Aircraft (other than a complete Engine).

1.1.27      “Purchase Price” means an amount equal to $[***], which amount has been established as set forth on the Pro-Forma Invoice attached as Schedule 3 hereto and, for the avoidance of doubt, which amount shall be exclusive of Transfer Taxes (if any).

1.1.28      “Purchaser’s Conditions Precedent” means the conditions to be satisfied precedent to Purchaser’s obligations hereunder as set forth in Clause 5.1 hereof.

1.1.29      “Remanufacturing” means, with respect to the Aircraft, the process by which Seller will convert an existing model CH-54 airframe into a remanufactured Aircraft, which process entails, among other things, the removal of existing avionics, wiring, hydraulic lines, accessories and paint from the existing CH-54 airframe, and installation of the various features and components described in greater detail in Schedule 2 of this Agreement.  Remanufacturing is completed by Seller in full compliance with specific United States Federal Aviation Administration standards and specifications.

1.1.30      “Scheduled Delivery Date” means on or about December 15, 2010.

1.1.31      “Second Payment” shall have the meaning set forth in Clause 2.4.

1.1.32      “Seller’s Conditions Precedent” means the conditions to be satisfied precedent to Seller’s obligations hereunder as set forth in Clause 5.2 hereof.

1.1.33      “Third Payment” shall have the meaning set forth in Clause 2.4.

1.1.34      “Total Loss” means any of the following events:

a)       loss of the Aircraft or loss of the use of the Aircraft due to theft, hi-jacking, disappearance, destruction, damage beyond repair or other rendering of the Aircraft permanently unfit for normal use for any reason whatsoever;

b)      any damage to the Aircraft which results in an insurance settlement on the basis of an actual total loss or an agreed or arranged total loss;

c)       the condemnation or confiscation or the requisition of title by any government entity or taking of title to the Aircraft by any government entity for a period which extends beyond the Effective Time;

d)      the requisition for use or hire or seizure or possession of the Aircraft by any government body that shall have resulted in the loss of possession of such property by Seller and such seizure or requisition shall have continued for a period which extends beyond the Effective Time.

1.1.35      “Transaction Documents” means this Agreement, the Acceptance Certificate, the Bill of Sale, the EMSP Agreement, and the Marketing Agreement.

1.1.36      “Transfer Taxes” shall mean any and all present and future sales, use, personal property, VAT, withholding, transfer, customs, stamp, documentary or other similar taxes, levies, imposts, duties, fees or withholdings, together with any penalties, fines, surcharges or interest thereon  and “Taxation” shall be construed accordingly.

1.1.37      “VAT” means value added tax and any other tax of similar nature in any jurisdiction.

1.2           Interpretation

Any reference in this Agreement to:

1.2.1        any “Clause” or “Schedule” or “Exhibit” or “Appendix”  is a reference to such Clause or Schedule or Exhibit or Appendix of, or to, this Agreement;

1.2.2        “consent” also includes an approval, authorisation, exemption, filing, licence, order, permission, recording or registration;

1.2.3        “hereof”, “herein” and “hereunder” and other words of similar import means this Agreement as a whole and not any particular part hereof;

1.2.4        “person” includes any individual, firm, company, corporation, partnership, joint venture, trust, unincorporated body of persons or any state or government or any instrumentality, agency or sub division thereof; and

1.2.5        words importing the singular number include the plural and vice versa.

1.3           Headings

Clause and Schedule headings are for ease of reference only and shall not affect the interpretation of any of the provisions hereof.

2.             AGREEMENT TO SELL AND PURCHASE

2.1           Sale of Aircraft

Upon and subject to the terms and conditions of this Agreement, and in particular but without limitation, subject to the fulfillment to the satisfaction of, or waiver by, Seller of the Seller’s Conditions Precedent and to the provisions of Clauses 4.2 and 4.3, Seller hereby agrees, in consideration of the payment by Purchaser of the Purchase Price, to Deliver the Aircraft to Purchaser on the Delivery Date at the Delivery Location free and clear of all Encumbrances (other than any Encumbrance created or granted by, or through, Purchaser), and to perform Crew Provisioning.  In addition, contemporaneous with the execution of this Agreement, Seller and Purchaser have executed the EMSP Agreement and the Marketing Agreement, each of which will take effect upon Delivery of the Aircraft.

In the event that Purchaser is unable to obtain the permits, certifications and consents required by Clause 3.3.3, Purchaser will proceed with the purchase of the Aircraft as set forth in this Agreement and the Purchase Price shall be reduced in the amount of [***], to be deducted from the Final Payment, and Seller shall have no obligation with respect to Crew Provisioning.  [

2.2           Purchase of Aircraft

Upon and subject to the terms and conditions of this Agreement and, in particular but without limitation, subject to the fulfillment to the satisfaction of, or waiver by, Purchaser of the Purchaser’s Conditions Precedent, Purchaser hereby agrees with Seller that, on the Delivery Date, it will:

2.2.1        pay the Purchase Price to Seller in accordance with the provisions of this Agreement; and

2.2.2        purchase and accept Delivery (and execute and deliver to Seller the Acceptance Certificate) of the Aircraft from Seller at the Delivery Location and accept the Crew Provisioning.

2.3           Total Loss

If before Delivery the Aircraft suffers a Total Loss, Purchaser will have the option to choose one of the following:

2.3.1        elect for Seller, at its sole expense, to rebuild another aircraft with the same specifications as herein agreed with respect to the Aircraft, at the same Purchase Price as agreed herein.  In such event, Seller shall provide for purchase a replacement aircraft as soon as possible based upon Seller’s production capabilities, as determined by Seller in its sole and absolute discretion.  In addition, based on the availability of aircraft in Seller’s fleet and with no obligation whatsoever to adjust its fleet lease schedule in any way, Seller shall provide for lease an aircraft to Purchaser in order to enable it to execute its contracts and provide its Aerial Services in the normal course of its business.

2.3.2        elect for Seller to refund all advanced payments made to Seller by Purchaser.

2.4       Payment of Purchase Price

2.4.1      Purchaser shall, subject to the terms and conditions of this Agreement, pay the Purchase Price to Seller.  Seller acknowledges that the Purchaser is in the process of obtaining financing for the Aircraft.  The timing at which financing approval is obtained may have an impact on the timing of the Second Payment and Third Payment.  Purchaser shall pay the Purchase Price to Seller as follows:

a)         [***] paid on the date that ANAC Certification for the S-64 Aircraft is obtained or on the date of execution of this agreement, whichever occurs later(“Initial Payment”).

b)        [***] paid on the date that Aliar obtains approval of the financing for the Aircraft (“Second Payment”).

c)         [***] paid on September 23, 2010 (“Third Payment”).

d)        [***] paid on October 24, 2010 (“Fourth Payment”).

d)        [***] paid immediately prior to the Effective Time (“Final Payment”).

2.4.2    All payment made pursuant to this Agreement shall be made on the due date for payment by remittance in US Dollars, by wire transfer of immediately available funds, without any set-off or counterclaim whatsoever and free and clear of any deductions and withholdings, to the bank account set forth below:

Wells Fargo Bank N.A.

Swift Code:           [***]

Bank Address:

420 MONTGOMERY ST

SAN FRANCISCO, CA 94163

Account #:           [***]

Account Name: Erickson Air-Crane Incorporated

2.5           Tax Gross-up

All payments to be made by Purchaser to Seller shall be made free and clear of and without deduction for or on account of Transfer Tax unless Purchaser is required to make such a payment subject to any deduction or withholding for or on account of Transfer Tax, in which case the sum payable by Purchaser (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Seller receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

3.             DELIVERY, TITLE AND REGISTRATION OF THE AIRCRAFT

3.1           Delivery and Title

Upon and subject to the terms and conditions of this Agreement, Delivery of the Aircraft by Seller to Purchaser hereunder shall take place on the Delivery Date at the Effective Time by Seller delivering the completed and executed Bill of Sale to Purchaser (or its authorised representative), immediately whereupon the risk of loss or destruction of, or damage to, the Aircraft shall pass from Seller to Purchaser and Seller shall transfer and convey to Purchaser all legal and beneficial title to the Aircraft free and clear of Encumbrances other than Encumbrances created or granted by, or through, Purchaser. Delivery may be delayed for any of the following causes: acts of God, war, armed hostilities, riots, fires, floods, earthquakes or serious accidents, governmental acts or failures to act, strikes or labor troubles causing cessation, slowdown or interruption of work, damage to the Aircraft, non-conformity with respect to the Delivery Conditions, failure of or delay in transportation, or inability, after due and timely diligence, to procure materials, systems or Parts; or arising out of any other cause to the extent it is beyond Seller’s control or not occasioned by Seller’s negligence. A delay resulting from such causes shall cause the Scheduled Delivery Date, the Effective Time, and the Final Payment to be equitably extended to a new date that shall be mutually agreed by the parties by a statement in writing signed by each of Seller and Purchaser.

3.2                   Location of Aircraft

At the Effective Time, the Aircraft shall be located at the Delivery Location.

3.3                   Brazilian Certification

3.3.1        Aircraft Type Certification.  Seller agrees, at its expense (a) to provide all relevant documents (in each case, in the English language) that may be required to complete type certification of the Aircraft in Brazil and permit ANAC to issue a certificate of airworthiness for the Aircraft in order to register the Aircraft with ANAC, (b) to obtain such certificate of airworthiness, including completing all modifications on the Aircraft (if any) required by ANAC in order for ANAC to issue such certificate of airworthiness, and (c) to obtain a certificate of provisional registration for export from the U.S. FAA.

3.3.2        Aircraft Registration.  Purchaser agrees, at its expense (a) at the Effective Time, to cause the certificate of airworthiness for the Aircraft that was issued by ANAC and delivered to Purchaser pursuant to the terms of Clause 3.3.1 to be certified by and registered with ANAC and (b) to take all other actions, including, without limitation, paying all applicable import fees, necessary in order for Seller to export the Aircraft to Brazil and Purchaser to reregister the Aircraft in Brazil.

3.3.3        Crewing Certification.  Purchaser agrees to be solely responsible, at its expense but with the commercially reasonable cooperation of Seller, to obtain from ANAC and from any other applicable governmental authority in Brazil (including, without limitation, those authorities responsible for immigration, work permits, visas and taxation), any and all permits, certifications and consents with respect to the performance by Seller of the Crew Provisioning for Purchaser.

4.             REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties of Seller

Seller hereby represents and warrants to Purchaser as of the date hereof that:

4.1.1        Seller is a corporation validly existing under the laws of the State of Delaware and has the corporate power to enter into and perform the transactions contemplated by the Transaction Documents;

4.1.2        the execution, delivery and performance of the Transaction Documents have been duly authorised by all necessary corporate action on the part of Seller;

4.1.3        each consent required by Seller to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith;

4.1.4        the entry by Seller into, and performance by Seller of the transactions contemplated by, the Transaction Documents do not and will not conflict with: (i) any law or regulation or any official or judicial order applicable to Seller; (ii) the constitutional documents of Seller; or (iii) any material agreement or document to which Seller is a party or by which Seller or any of its properties is bound;

4.1.5        no litigation or other proceeding before any court, administrative agency or government body is pending or, to the best of Seller’s knowledge threatened against Seller, the outcome of which could materially and adversely affect the validity of the Transaction Documents or the rights, benefits or interest of Purchaser conveyed hereunder;

4.1.6        upon Delivery, Seller shall convey to Purchaser good title to the Aircraft and free and clear of Encumbrances other than those created or granted by or through Purchaser.

4.2           Limited Warranty.

4.2.1        Seller warrants for a period of [***] Flight Hours from the Delivery Date, whichever comes first, with respect to the Aircraft, that Seller will, subject to the terms and conditions set forth below, be exclusively responsible for and will repair or replace, at Seller’s sole discretion and expense, any Part delivered by Seller on the Delivery Date which is or becomes unserviceable during the warranty period.  The term “unserviceable” means that such Part has failed prior to its scheduled repair/overhaul interval.

4.2.2        The warranty provided in Clause 4.2.1 does not apply to, and Seller shall not bear any responsibility to repair or replace, any Part rendered unserviceable due to (i) improper storage, use or operation, or abuse or negligent acts or omissions of Purchaser or any third party, (ii) failure of Purchaser or any third party to properly install, service, or maintain such Part, (iii) the failure of Parts not supplied by Seller, (iv) accident or incident or any other causes external to the Part covered this warranty and (v) Foreign Object Damage.

4.2.3        The warranty period applicable to any Part repaired or replaced pursuant to this limited warranty is the remainder of the warranty period described in Clause 4.2.1 that is in effect on the date that such Part is repaired or replaced.

4.2.4        Purchaser must discover any unserviceable Part within the warranty period and shall, promptly (and in no event more than three (3) business days after such discovery) notify Seller in writing of such unserviceable Part. Purchaser, at its own cost and expense shall ship the affected item C.I.F. to Seller’s facility in Central Point, Oregon and shall bear all risk of loss of or damage to the item during shipment. Seller shall promptly ship the repaired or replacement item C.I.F. to Purchaser’s base of operation in Brazil at Seller’s cost and expense and shall bear all risk of loss of or damage to such item during shipment. If Seller, substantiated on a technical statement, determines that any Part shipped to it for warranty repair or replacement was not unserviceable, then Purchaser shall be responsible for the return of the item to it FOB Central Point at its cost and expense and shall bear all risk of loss of or damage to the item and, further, Purchaser shall pay to Seller the cost to inspect the item and return it to service at Seller’s then prevailing retail prices charged to customers in the ordinary course of its business. Such payment shall be made net no more than thirty (30) days from the date of Seller’s invoice.

4.3           Disclaimer of Warranty.

EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS AGREEMENT, ITS AMENDMENTS OR IN THE BILL OF SALE WITH RESPECT TO TITLE, THE SELLER MAKES NO REPRESENTATIONS WHATSOEVER IN RESPECT OF THE AIRCRAFT OR THE CREW PROVISIONING, AND THE

SELLER SPECIFICALLY DISCLAIMS, AND EXCLUDES (i) ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, DESCRIPTION, AIRWORTHINESS, VALUE, SATISFACTORY QUALITY, DESIGN, QUALITY, MANUFACTURE OR OPERATION OF ANY KIND OR NATURE, (ii) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (ii) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF FREEDOM FROM ANY RIGHTFUL CLAIM BY WAY OF INFRINGEMENT OR THE LIKE, (iii) ANY IMPLIED REPRESENTATION OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, AND (iv) ANY OBLIGATION OR LIABILITY OF THE SELLER ARISING IN CONTRACT OR IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF THE SELLER, ACTUAL OR IMPUTED, OR IN STRICT LIABILITY, INCLUDING ANY OBLIGATION OR LIABILITY FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT OR THE CREW PROVISIONING, OR FOR ANY LIABILITY OF THE PURCHASER TO ANY THIRD PARTY OR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE WHATSOEVER. NO AGREEMENT ALTERING OR EXTENDING THE SELLER’S LIABILITY FOR WARRANTIES WILL BE BINDING UPON THE SELLER UNLESS IN WRITING AND EXECUTED BY A DULY AUTHORISED OFFICER OF THE SELLER.

4.4           Representations and Warranties of Purchaser

Purchaser represents and warrants to Seller as of the date hereof that:

4.4.1        Purchaser is a limited liability company validly existing under the laws of the Federative Republic of Brazil and has the corporate power to enter into and perform the transactions contemplated by the Transaction Documents;

4.4.2        the execution, delivery and performance of the Transaction Documents have been duly authorised by all necessary corporate action on the part of Purchaser;

4.4.3        each consent required by Purchaser to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith;

4.4.4        the entry by Purchaser into, and performance by Purchaser of the transactions contemplated by, the Transaction Documents do not and will not conflict with: (i) any law or regulation or any official or judicial order applicable to Purchaser; (ii) the constitutional documents of Purchaser; or (iii) any material agreement or document to which Purchaser is a party or by which Purchaser or any of its properties is bound; and

4.4.5        no litigation or other proceeding before any court, administrative agency or government body is pending or, to the best of Purchaser’s knowledge threatened against Purchaser, the outcome of which could materially and adversely affect the validity of the Transaction Documents or the rights, benefits or interest of Seller conveyed hereunder.

4.5           Fee Disclaimer

Each of Purchaser and Seller hereby represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the consummation of the transactions contemplated by the Transaction Documents to any person (other than fees payable to Purchaser’s or Seller’s technical or legal advisers (as the case may be)). Each of Purchaser and Seller agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys’ fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the Transaction Documents or the Aircraft or the Crew Provisioning if such claim, suit, damage, costs or expense arises out of any breach by the indemnifying party, its employees or agents of this Clause 0.

4.6           Repetition of Representations and Warranties

Each representation and warranty set out in Clauses 4.1 (Representations and Warranties of Seller), 4.4 (Representations and Warranties of Purchaser) and 0 (Fee Disclaimer) shall be deemed to be repeated on the Delivery Date by reference to the facts and circumstances existing on such date and shall survive the execution hereof and the Delivery of the Aircraft and the Crew Provisioning.

5.             CONDITIONS PRECEDENT

5.1           Purchaser’s Conditions Precedent

5.1.1        The obligations of Purchaser under this Agreement are subject to the following conditions precedent (the “Purchaser’s Conditions Precedent”) being fulfilled to the satisfaction of, or waived in writing by, Purchaser:

a)            the representations and warranties on the part of Seller contained in this Agreement shall be true and accurate on and as of the Delivery Date as if made and repeated on and as of the Delivery Date with reference to the facts and circumstances existing as of the Delivery Date;

b)            no Total Loss of the Aircraft shall have occurred;

c)            the Transaction Documents shall have been executed and delivered by Seller;

d)            legal opinions dated as of the Effective Time addressed to Purchaser in respect of the Transaction Documents and related matters from Seller’s counsel shall have been delivered;

e)            evidence of the issuance of each approval, licence and consent to be delivered by Seller shall have been received by Purchaser, including, without limitation, the documents described in Clause 3.3.1;

f)             Seller shall have made the Aircraft available for Delivery at the Delivery Location on the Delivery Date;

g)            on the Delivery Date the Aircraft shall conform in all material respects with the technical requirements described as features of the Aircraft in Schedule 2;

h)            Seller employees selected to provide Crew Provisioning shall meet ANAC standards; and

i)             Purchaser shall have obtained financing for the purchase of the Aircraft.

5.2           Seller’s Conditions Precedent

5.2.1         The obligations of Seller under this Agreement are subject to the following conditions precedent (the “Seller’s Conditions Precedent”) being fulfilled to the satisfaction of, or waived in writing by, Seller:

(a)      the representations and warranties on the part of Purchaser contained in this Agreement shall be true and accurate on and as of the Delivery Date as if made and repeated on and as of the Delivery Date with reference to the facts and circumstances existing as of the Delivery Date;

(b)      the Transaction Documents shall have been executed and delivered by Purchaser;

(c)      legal opinions dated as of the Effective Time addressed to Seller in respect of the Transaction Documents and related matters from Purchaser’s counsel shall have been delivered;

(d)      evidence of the issuance of each approval, licence and consent to be delivered by Purchaser shall have been received by Seller, including, without limitation, the documents described in Clauses 3.3.2 and 3.3.3;

(e)      the insurance certificates and brokers letter of undertaking required by Clause 10.5 shall have been delivered to Seller;

(g)      Seller shall have received the payment of the Purchase Price as set forth in Clause 2.4.

6.             FEES AND EXPENSES

Each of Purchaser and Seller shall be responsible for its own costs and expenses, including legal fees, incurred by each of them in connection with the negotiation, preparation and execution of the Transaction Documents, regardless of whether the Aircraft or the Crew Provisioning are in fact sold by Seller to Purchaser.

7.             REGISTRATION FEES

Purchaser shall be responsible at its own expenses for obtaining and maintaining any governmental and other licences, approvals, consents, certificates, exemptions, registrations and filings necessary for the ownership, leasing, registration, maintenance, use or operation of the Aircraft on and after Delivery. Subject to the provisions of Clause 3.3, Seller and Purchaser will, at Purchaser’s expense, execute and file documents with ANAC with respect to the sale and registration of the Aircraft hereunder.

8.             INDEMNITIES

8.1           Purchaser’s Indemnities

Purchaser shall indemnify, protect, save and keep harmless Seller and each of its respective successors, assigns, and affiliates, and each of their respective officers, directors, shareholders, agents, employees, members, partners, contractors subcontractors, and suppliers, including, without limitation, those persons engaged in Crew Provisioning (collectively, the “Seller Indemnitees”) for, from and against, and on written demand shall pay or reimburse each Seller Indemnitee for the payment of, any and all Legal Expenses imposed on, incurred by or asserted against any Seller Indemnitee to the extent relating to or arising directly or indirectly out of or in any way connected with (i) the breach by Purchaser of any obligation, representation or warranty hereunder. or (ii) from and after the Effective Time, the ownership, possession, maintenance, modification, control, use, operation, sale, leasing or other application or disposition of the Aircraft or any Engine or Part thereof or interest therein, whether by Seller, Purchaser or any other person or party; provided, however, that such Legal Expenses are not attributable to the gross negligence or wilful misconduct of a Seller Indemnitee or the breach by Seller of any express warranty, representation or obligation hereunder.

Purchaser shall indemnify and hold harmless each of the Seller Indemnitees (and each of their respective successors, assigns, affiliates, and their respective officers, directors, shareholders, members, partners, employees, agents, contractors and subcontractors) from and against all Legal Expenses arising from (i) the death of or injury to any employee, agent, representative or contractor of Purchaser or (ii) the loss of or damage to any property of Purchaser or any employee, agent, representative or contractor of Purchaser,  in connection with or arising out of any activity of Purchaser or any employee, agent, representative or contractor of Purchaser, including, without limitation, with respect to any acceptance flight, demonstration flight, monitoring or inspection of the Aircraft and the correction of any non-conformities whether or not arising from the negligence (whether active or passive) of any such indemnified person.

8.2           Seller’s Indemnities

Seller shall indemnify, protect, save and keep harmless Purchaser and each of its respective successors, assigns, and affiliates, and each of their respective officers, directors, shareholders, agents, employees, members, partners, contractors subcontractors, and suppliers (collectively, the “Purchaser Indemnitees”) for, from and against, and on written demand shall pay or reimburse each Purchaser Indemnitee for the payment of, any and Legal Expenses  imposed on, incurred by or asserted against any Purchaser Indemnitee to the extent relating to or arising directly or indirectly out of or in any way connected with (i) the breach by Seller of any obligation, representation or warranty hereunder or (ii) prior to the Effective Time, the ownership, possession, control, use, or operation of the Aircraft or any Engine or Part thereof or interest therein; provided, however, that such Legal Expenses are not attributable to the gross negligence or wilful misconduct of a Purchaser Indemnitee or the breach by Purchaser of any express warranty, representation or obligation hereunder.

8.3           Claims for Indemnification

If a claim is made by a third party against a Purchaser Indemnitee or a Seller Indemnitee (such indemnitee, an “Indemnified Party”) for any such Legal Expenses, the relevant Indemnified Party shall promptly notify the indemnifying party upon receiving notice of such claim. If requested by the indemnifying party in writing, such Indemnified Party will, at the expense of the indemnifying party, take such action as the indemnifying party or any insurer defending such claim may reasonably direct with respect to such claim. Notwithstanding any other provision of this Agreement, the obligations of the parties under this Clause 8.1 will survive the Delivery of the Aircraft and the Crew Provisioning, hereunder.  If a claim is made against a Seller Indemnitee for any such Losses, the relevant Seller Indemnitee shall promptly notify Purchaser upon receiving notice of such claim.  If requested by Purchaser in writing, such Seller Indemnitee will, at Purchaser’s expense, take such action as Purchaser or the insurer defending such claim may reasonably direct with respect to such claim.  Notwithstanding any other provision of this Agreement, the obligations of parties under this Clause 8 will survive the Delivery of the Aircraft and the Crew Provisioning.

9.             TAXES

9.1           Each of Seller and Purchaser shall co-operate and use reasonable efforts to avoid or minimise any and all Transfer Taxes or other taxes (such as taxes based on gross or net income, profits or revenue, or franchise or doing business) imposed on or arising out of the sale of the Aircraft and the Crew Provisioning to Purchaser by Seller or otherwise imposed on the transactions contemplated by the Transaction Documents. Notwithstanding the foregoing, (a) any and all applicable Transfer Taxes charged or imposed in Brazil arising out of the Delivery of the Aircraft or any Engine or Part thereof or the fulfilment by Purchaser of its obligations under Clause 3.3.3 shall be the sole responsibility and liability of Purchaser and (b) any and all applicable Transfer

Taxes charged or imposed in the United States arising out of the Delivery of the Aircraft or any Engine or Part thereof or the performance of Crew Provisioning shall be the sole responsibility and liability of Seller.

9.2           Each party will indemnify and hold the other party harmless on demand from and against any and all Transfer Taxes levied or imposed against or upon such other party that are payable by the indemnifying party pursuant to Clause 9.1, and any taxes and expenses of any kind whatsoever assessed against such other party that are attributable to any payment made by the indemnifying party pursuant to this Clause 9.2.

9.3           If a claim is made against a party for any Transfer Taxes required to be indemnified pursuant to Clause 9.1, the claiming party shall promptly notify the indemnifying party. Following receipt of such notice or upon receipt of any claim made by a taxing authority against the claiming party directly, the indemnifying party shall promptly pay and discharge when due any and all Transfer Taxes and, as the case may be any other taxes or expenses described in Clause 9.2, the responsibility and liability for which is assumed by the indemnifying party pursuant to the provisions of Clauses 9.1 and 9.2.

10.          INSURANCE

10.1         Seller shall, at no expense to Purchaser, maintain until the Delivery Date, liability insurance (including war risks and allied perils, including passengers and third parties, cargo and baggage, products liability and property damage) in respect of the Aircraft in an amount of not less than [***] in respect of any one accident or occurrence (but in the aggregate in respect of products and personal injury liability).

10.2         Seller shall, during the Crew Provisioning Period, maintain workers compensation insurance and any other insurance required by applicable statute or regulation for the benefit of Seller’s employees providing Crew Provisioning pursuant to this Agreement.

10.3         Purchaser shall, at no expense to Seller, maintain as of the Delivery Date liability insurance (including war risks and allied perils, including passengers and third parties, cargo and baggage, products liability and property damage) in respect of the Aircraft, including cover for the Seller Indemnitees, in an amount of not less than [***] in respect of any one accident or occurrence (but in the aggregate in respect of products and personal injury liability).

10.4         The insurance policies in respect of such insurance shall be (a) in the case of Seller, Seller’s existing insurance policy, the details of which will be confirmed in writing to Purchaser by the applicable insurer or broker, and (b) in the case of Purchaser, in form and substance, and underwritten by insurers, satisfactory to Seller, and be delivered to

Seller on or before the Delivery Date, and such insurance policies shall include provisions whereby:

a)            the Seller Indemnitees are named as additional named insureds for their respective rights and interests;

b)            the insurers under any hull policy for the Aircraft shall waive all rights of subrogation against the Seller Indemnitees to the extent of the indemnity under Clause 8.1 of this Agreement;

c)            in respect of the interests of each Seller Indemnitee in such policies, the insurance shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of Purchaser or any other person (other than, as to any Seller Indemnitee, such Seller Indemnitee) which results in a breach of any term, condition, warranty or other provision of such policies;

d)            none of the Indemnified Parties shall have responsibility for the payment of premiums or any other amounts payable by the other party under such policies;

e)             if such insurance is cancelled or allowed to lapse for any reason whatsoever, or if any material change is made in such insurance that adversely affects the interest of any Seller Indemnitee, such cancellation, lapse or change shall not be effective as to any Seller Indemnitee for 30 days (or 7 days or such other period as is then customarily obtainable in the industry in the case of any war and allied perils liability coverage) after giving notice from such insurers or Purchaser’s appointed insurance broker to Seller;

f)             be primary without right of contribution from any other insurance maintained by any Seller Indemnitee;

g)            provide a severability of interests provision applicable to each insured (including each Seller Indemnitee) under the Policy such that all of the provisions of the insurance required hereunder, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured (including each Seller Indemnitee);

h)            waive any right of the insurers to any setoff, counterclaim or other deduction against any Seller Indemnitee; and

i)             provide for worldwide coverage, subject to such limitations and exclusions as may be customary; provided, however, that such limitations and exclusions are not applicable to the territories where the Aircraft is operated.

10.5         Within five (5) business days of the effectiveness of this Agreement, Seller shall deliver to Purchaser an original insurance certificate confirming that Seller has complied with its obligations hereunder.  On or before the Delivery Date and at each renewal of the required insurances, Purchaser shall deliver to Seller originals of each insurance certificate and broker’s letter of undertaking in relation to the Aircraft confirming that Purchaser has complied with its obligations hereunder.

11.          ASSIGNMENTS

Neither party shall assign or transfer its rights, obligations or interests hereunder without the prior written consent of the other, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that in the case of any assignment requested by Purchaser, consent by Seller will be contingent upon Seller’s sole and absolute determination that any requested assignee (i) is creditworthy and (ii) is willing and able to, and does, assume (in writing) all obligations of Purchaser under this Agreement. The terms “Purchaser” and “Seller” when used herein, shall be deemed to include their respective successors and permitted assigns. Purchaser may, at its sole cost and expense, assign its rights by way of security to a third party provider of financing for the purchase described herein; provided, however, that any such assignment shall in no way decrease the rights or increase the obligations of Seller hereunder.

12.          AMENDMENTS

Neither this Agreement nor any provision hereof (including, for the avoidance of doubt, this Clause 12) may be amended, supplemented, changed, waived, discharged or terminated orally, except pursuant to a statement in writing signed by each of Seller and Purchaser.

13.          NOTICES

13.1         Notices

Every notice, request, demand or other communication under this Agreement shall be in writing and either sent by an internationally recognized overnight courier service, in which case notice shall be deemed delivered as of the date shown on the courier’s delivery receipt; or sent by telecopy during business hours of the recipient, with a copy of the notice also deposited in the mail (postage prepaid) the same business day, in which case notice shall be deemed delivered on transmittal by telecopy provided that a transmission report is generated reflecting the accurate transmission of the notices; or sent by mail, postage prepaid, in which case notice shall be deemed delivered as of five business days after deposit in the mail, addressed as follows:

13.1.1      to Purchaser to:

Address:	ALIAR AIRCRANE SERVICOS AEREOS ESPECIALIZADOS LTDA.

Fax:	+55 31 3326 2904

Email:	bernardes@aliaraircrane.com.br; arnaldo@aliaraircrane.com.br

Attention:	Mr. Clovis Bernardes / Mr. José Arnaldo Resende

13.1.2      to Seller to:

Address:	ERICKSON AIR-CRANE INCORPORATED

Fax:	1-503-473-8540

Email:	MMiller@ericksonaircrane.com

Attention:	General Counsel

With a copy to:

Fax:	1-503-473-8540

Attention:	Steve Crowley

or to such other address, email or facsimile number as is notified by one party to the other under this Agreement.

13.2         English Language

All notices, requests, demands, or other communication under this Agreement, unless made in the English language, shall (unless expressly provided to the contrary) be accompanied by an English translation and the English version of all such documents, notices, communications, evidence, reports, opinions and other documents shall, to the extent permitted by applicable law, prevail in the event of any conflict with the non-English version thereof.

14.          MISCELLANEOUS

14.1         Entire Agreement

This Agreement (including all Exhibits, Schedules and documents attached hereto) contains the entire agreement and understanding between Seller and Purchaser relating to the subject matter hereof, and supersedes any and all prior understandings, and agreements, whether written or oral, in regard to such matters.

14.2         Delay in Exercising Rights

No failure or delay on the part of either party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by either party of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.3         Further Assurance; Cooperation Prior to Delivery

14.3.1      Each party shall from time to time do and perform such other and further acts and execute and deliver any and all such further documents and instruments as may be required by law or reasonably requested in writing by the other to establish, maintain and protect the rights and remedies of the other and to carry out and effect the intent and purposes of this Agreement.

14.3.2      Prior to the Effective Time, each party will promptly inform the other party in writing of any variances from the representations and warranties contained in Clause 4.1 or Clause 4.4 or any breach of any covenant hereunder by such party.  No disclosure by any party pursuant to this Clause 14.3.2, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant, or limit a party’s rights and remedies under this Agreement for any of the foregoing.  Each of the parties will use commercially reasonable efforts to cause the conditions to the parties’ obligations to consummate the transactions contemplated hereby to be satisfied (including the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations).

14.4         Rights Cumulative

Nothing contained in this Agreement shall be construed to limit in any way any right, power, remedy or privilege of each party hereunder or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of each party under this Agreement: (i) shall be in addition to and not in limitation of, or in substitution for, any other right, power, remedy or privilege under this Agreement or at law or in equity; (ii) may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by it; and (iii) shall be cumulative and not mutually exclusive, and in addition to any remedies provided by law.

14.5         Counterparts

This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

14.6         Severability

If any provision of this Agreement shall become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

14.7         Data and Confidentiality

14.7.1       All Data is proprietary to and shall remain the property of Seller. All Data is disclosed to Purchaser in confidence, and shall neither (1) be used by Purchaser or be furnished by Purchaser to any other person or entity for the design or manufacture of any products, articles, compositions of matter, or processes or otherwise to compete with Seller in any way, nor (2) be permitted out of Purchaser’s possession, or divulged to any other person or entity except as otherwise agreed by Seller in writing, nor (3) be used in the creation, manufacture, development or derivation of any repairs, modifications, designs or configuration changes to or related to the Aircraft, or to obtain FAA or any other government or regulatory approval of any of the foregoing. If consent is given, in writing by Seller, for reproduction in whole or in part of any Data, any existing notice or legend, including notices and legends identifying the confidential or proprietary nature of such Data, shall appear in any such reproduction. Nothing in this Clause shall preclude Purchaser from using Data for the overhaul or maintenance by Purchaser of the Aircraft for its own use; except that all repairs or repair processes that require substantiation will be the subject of a separate license and substantiated repair agreement between Seller and Purchaser. Purchaser shall be responsible for, and take all steps necessary to insure, compliance by its employees and agents with this Clause. Nothing in this Agreement shall convey to Purchaser the right to use Data to create, manufacture, develop, or cause the reproduction of any aircraft, spare part, or part or component thereof, of a design identical or similar to that of the Aircraft purchased hereunder or to use Data to develop any repair for the Aircraft or give to Purchaser a license under any patents or rights owned or controlled by Purchaser.

14.7.2       This Agreement contains Data shared exclusively between Seller and Purchaser, and nothing herein contained shall be divulged by Seller or Purchaser to any third party without the prior written consent of the other party hereto; except (i) to the extent required by law or to enforce this Agreement; and (ii) to the extent necessary for disclosure to both parties’ respective insurers, accountants, legal counsel or other professional advisors for whom each party hereto shall be responsible to take all steps necessary to insure compliance by those persons with this Clause.

14.8         No Partnership.  No partnership, joint venture or other relationship between the parties whereby any party may be held liable for the acts or omissions of any other party is intended or created by this Agreement.

14.9         Interpretation.  No Clause or other provision of this Agreement shall be interpreted against the interest of any party hereto for the reason that such party drafted such Clause or other provision.

14.10       Government Authorization; Export Shipment.  The parties shall be responsible for obtaining required export licenses and import licenses and other required governmental authorization as set forth in Clause 3.3 above, and shall be responsible for complying with all applicable U.S. and foreign government licensing and reporting requirements related thereto.

15.          GOVERNING LAW

This agreement shall be governed by and construed in accordance with the laws of the state of New York, without reference to principles of conflicts of law.

16.           ARBITRATION

16.1.        The parties agree that any controversy or dispute of any kind arising out of or in connection with this Agreement or the transactions contemplated hereby shall be settled by final and binding arbitration under the rules of conciliation and arbitration (“ICC Rules”) of the International Chamber of Commerce.

16.2         The Arbitration shall be constituted by one or more arbitrators appointed in accordance with ICC Rules.

16.3         The forum for the arbitration shall be [Los Angeles, California] and the governing law for the arbitration will be the law of the State of Oregon (without reference to its conflicts of laws provisions). The parties agree that the official language of the arbitration will be English.

16.4         The arbitration award shall include an allocation of costs between the parties, including reasonable legal fees and expenses. The parties hereby agree to bear their own costs during the conduct of the arbitration.

16.5         The arbitrators shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms.

16.6         The arbitrators’ decision shall provide a reasoned basis for the resolution of each dispute and for any award.  The arbitrators shall have power and authority to award any remedy or judgment that could be awarded by a court of law in the State of Oregon. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction applicable to the parties.

16.7         Waiver of Immunity

Each party to this Agreement agrees that in any legal action or proceedings against it or its assets in connection with this Agreement no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgement, other attachment, the obtaining of judgement, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets, and each party to this Agreement irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgement which may be made or given in such action or proceedings.

SCHEDULE 1
FORM OF BILL OF SALE

Reference is made to that certain Aircraft Purchase Agreement dated as of August       , 2010, between ALIAR AIRCRANE SERVICOS AEREOS ESPECIALIZADOS LTDA, as Purchaser, and ERICKSON AIR-CRANE INCORPORATED, as Seller (the “Purchase Agreement”).  Except as otherwise defined herein, capitalized terms used but not defined in this Bill of Sale will have the meanings given to such terms in the Purchase Agreement.

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller, as owner of the full legal and beneficial title to the Aircraft, does hereby sell, grant, transfer and deliver all its right, title and interest in and to the Aircraft free and clear of all Encumbrances other than those created or granted by, or through, Purchaser, to Purchaser, pursuant to the terms and conditions of the Purchase Agreement.  Seller hereby warrants to Purchaser, and its successors and assigns, that it is the legal and beneficial owner of the Aircraft and that there is hereby conveyed to Purchaser good and marketable title to the Aircraft free and clear of any Encumbrances other than the Encumbrances granted or created by, or through, Purchaser.

The Aircraft is sold under and subject to all of the terms and conditions set forth in the Purchase Agreement.

Except as stated in Clause 4.1 (Representations and Warranties of Seller), Clause 4.2 (Limited Warranty), 4.3 (Disclaimer of Warranty) and 0 (Repetition of Representations and Warranties) of the Purchase Agreement and in this Bill of Sale, to the extent permitted by applicable law, no representations, guarantees or warranties are given by Seller, express or implied of any kind, arising by law or otherwise.

This Bill of Sale and all matters arising from or connected with it are governed by the laws of the State of Oregon without reference to principles of conflicts of law.

IN WITNESS whereof, Seller has caused this Bill of Sale to be duly executed as of this                        day of                       , 2010.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

Schedule 2

MAIN FEATURES OF AIRCRAFT

Model:  Erickson S-64F

Mfg. S/N: 64090

The Aircraft will be delivered to Aliar at the Delivery Location on the Delivery Date, with zero time in the related log book since Remanufacturing, other than hours required for flight testing and Remanufacturing certification.  The Aircraft’s features will include the following items:

•                  No accident history;

•                  New paint (colors to be defined by ALIAR, with EAC’s ability to provide desired paint scheme is subject to the timing of Aliar providing technical data to EAC).

•                  New electrical (DC & AC) and avionics harness.

•                  Cockpit completely refurbished;

•                  Glass cockpit (digital panels);

•                  All the applicable ADs, ASBs and mandatory SBs fully complied;

•                  Aircraft will comply with ANAC certification requirements;

•                  Updated log books & technical records;

•                  Fresh overhauled components, including the Engines and other accessories;

•                  New operational accessories kit, new operational rigging equipment kit, and new ground support equipment kit, including the items listed below.

A.	S-64 F Helicopter Airframe	Re-Manufactured
B.	General Arrangement	Equipment and Accessories
	Wheeled Landing Type	Standard
	Dual Engine P & W JFTD12A-5A 4,800 SHP X 2	Standard
	6 Blade Fully Articulated Main Rotor Head	Standard
	4 Blade Tail Rotor Head	Standard
	Fuel Capacity, Main 908 USG Aux 448 USG	Standard
	Dual Control 2 Pilot Requirement	Standard
	Aft Facing Pilot Station with Flight Controls	Included in Price
	47,000 lbs Max Gross Weight	Standard
	25,000 lbs Max External Load Weight	Standard
	Environmental Control Unit (ECU)	Standard
	Engine Anti Ice System	Standard
	AFCS w/o Upgrade	Standard
	Primary Instrumentation CRT & LCD Display	Standard
	Back up Instrumentation Analog	Standard
	Rotor Brake Hand Pump Style	Standard
	Main Wheel Brakes	Standard
	Cockpit Door Bubble Windows	Standard
	Pulse Lights	Standard
	Red & White Strobe Tail Lights	Standard
	Red Nose Strobe Light	Standard

Sealed Lead Acid Battery	Standard
APP Electric Start	Standard
Cockpit Fans	Standard
Fire Extinguisher Hand Held	Standard
Crash Axe	Standard
Two Color Paint Scheme	Standard
Hard Wiring for RADS, RADS Kit Included	Standard
Collective Down Lock System	Standard
4th Crew Seat	Standard
Auxiliary Fuel Tank with Indicator	Standard
First Aide Kit	Standard
Fall Protection System	Standard

C.	Engine and Systems Monitoring Display	Equipment and Accessories
	ICDS 2000 Multi Function Display (2 ea.) Includes:	Standard
	N1 Indicator (2 ea.)	Standard
	Fuel Flow Indicator (2 ea.)	Standard
	EPR Indicator (2 ea.)	Standard
	MGB Oil Temperature Indicator	Standard
	Fuel Quantity Indicator (3 ea.)	Standard
	Torque Indicator (3 ea.)	Standard
	Triple Tachometer (2 ea.)	Standard
	Oil Cooler Tachometer	Standard
	T-5 Indicator (2 ea.)	Standard
	Hydraulic Pressure Indicator (3 ea.)	Standard
	MGB Oil Temperature Indicator	Standard
	Engine Oil Temperature Indicator (2 ea.)	Standard
	Load Cell Indicator	Standard
	Fire Tank Quantity Indicator	Standard
	Electronic Horizontal-Situation Indicator (EHSI) (2 ea.)	Standard
	Electronic Attitude Directional Indicator (EADI) (2 ea.)	Standard
	Magnetic Compass	Standard
	Altimeter (2 ea.)	Standard
	Airspeed Indicator (2 ea.)	Standard
	Vertical Speed Indicator (2 ea.)	Standard
	Artificial Horizon (2 ea.) Standby	Standard
	Clock Digital (2 ea.)	Standard
	OAT Indicator — Digital and Analog (2 ea.)	Standard
	Hour Meter	Standard

D.	Radio Package	Equipment and Accessories
	6 Position Intercom System, 4 Inside, 2 External	Standard
	VHF COMM- 118-152 MHz (VHF-22) (2ea.)	Standard
	Distance Measuring Equipment (DME) Transceiver	Standard

D.	Radio Package	Equipment and Accessories
	ATC Transponder (TDR-94/94D Mode S Transponder) (2 ea.)	Standard
	Radio Tuning Unit (RTU) (2ea.)	Standard
	Emergency Locator Transmitter (ELT) 406 MHz	Standard
	Radar Altimeter	Standard
	USFS P25 Compliant VHF FM Transceiver (Northern Airborne Technology NPX136D)	Included in Price
	GPS (Garmin 500)	Standard
	VOR/ILS Receiver with Marker Beacon	Standard
	Automatic Direction Finder (ADF) Receiver	Standard
	Cockpit Voice Recorder (Pacific Avionics & Instruments)	Standard
	EMM 35 Engines and Systems Monitoring	Standard
	AFF Blue Sky System	Included in Price

E.	Fire Suppression System	Equipment and Accessories
	Fire Tank 2,550 USG	Included in Price
	Foam Tank Internal 70 USG	Standard with Tank
	Pond Snorkel with Aux Pack	Standard with Tank
	Sea Snorkel	Included in Price
	Hydro Seed Modification	Included in Price
	Bambi Bucket HL7600 STD.	Included in Price

F.	Construction Accessories	Equipment and Accessories
	Siren Warning System	Standard
	Shock & Pendant to include upper hook	Included in Price
	Anti Rotational Restraint System	Included in Price
	Construction Winch	Included in Price

G.	Training	Equipment and Accessories
	Maintenance Training 240 Hr. Course (4 Students)	Technical Training Syllabus
	Pilot Training 40 Hr. Ground School 15 Hr. Flight Transition (4 students)	Pilot Training Syllabus
	Safety Management Training (4 Students)	SMS Syllabus

H.	Time Life Credits

The time life credits on all life limited parts (LLPs) , if not new, must exceed 50% of their time limit or service time, as follow:

a)  If the LLP is internal of a component controlled by TBO, the remaining life must equal the TBO remaining life.

b)  At delivery an assessment of the percentage of the remaining life of the LLP’s installed on the

Comply

Aircraft will be conducted to determine a Prorated Credit value.  In the event the Prorated Credit value exceeds $[***]US, the Final Payment will be reduced by the Prorated credit amount over $[***]US.

c)  Prorated Credit = (New Part [wholesale] Price $ / Service Life) x Time Used

I.	Time Between Overhaul
	All components under the manufactures overhaul schedule shall be TBO 0.0	Comply

J.	Warranty
	Warranty Period — 1000 hours or 2 years whichever occurs first	[***]

K.	Crewing Services
	(2) CFI Pilots, (2) Crew Chief, (2) Load Master on rotation each for a period of (12) months. (1) Aft Seat Pilot for a period of (120) days. (1) Project Manager for a period of (120) days.	[***]

L.	Aircraft Documentation
	All Aircraft Documentation current on the Delivery Date.	Comply

Schedule 3

PRO-FORMA INVOICE

Date: August        , 2010

Expiration Date:

Item: S-64F Helicopter, Accessories & Support

Unit Qty: 1

Currency: USD

AIRCRAFT & ACCESSORIES

Item	Qty.	Unit Price	Extended Price
S-64F Standard Helicopter	1		[***]
Fire Suppression Tank	1		[***]
Sea Snorkel	1		[***]
Construction Winch	1		[***]
Hydro Seed Modification	1		[***]
Aft Seat Stick	1		[***]
Shock & Pendant	1		[***]
Anti Rotation Device	1		[***]
Bambi Bucket	1		[***]
Hover Snorkel	1		[***]
Flyaway Tool Box	1		[***]
Sub Total Aircraft			[***]

RIGGING

Item	Qty.	Unit Price	Extended Price
200 ft Long Line	1	[***]	[***]
25,000 lb Remote Hook	1	[***]	[***]
8,000 lb Remote Hook	5	[***]	[***]
12,000 lb Remote Hook	3	[***]	[***]
20 ft rigging	4	[***]	[***]

40 ft rigging	4	[***]	[***]
Spreader Bar 10ft sq	1	[***]	[***]
Spreader Bar 4 ft	2	[***]	[***]
Angle Guides	240	[***]	[***]
Large Batter Guides Yellow	60	[***]	[***]
Large Batter Guides Red	60	[***]	[***]
Small Batter Guides Yellow	60	[***]	[***]
Small Batter Guides Red	60	[***]	[***]

Item	Qty.	Unit Price	Extended Price
Outside Stops Yellow	240	[***]	[***]
Outside Stops Red	240	[***]	[***]
Inside Stops	240	[***]	[***]
Bump Guides	12	[***]	[***]
Bullets	12	[***]	[***]
Rigging Package Sub Total		[***]	[***]
Hydraulic Grapple	1	[***]	[***]
Concrete Bucket	2	[***]	[***]
Rigging Package Price		[***]	[***]

GROUND SUPPORT

Item	Qty.		Extended Price
Support Trailer (POD)	1	[***]	[***]
Ground APU	1	[***]	[***]
Hydraulic Ground Unit	1	[***]	[***]
Sub Total Ground Support		[***]	[***]

GRAND TOTALS

Item	Extended Price
Sub Total Aircraft	[***]
Sub Total Rigging	[***]
Sub Total Ground Support	[***]
Sub Total Cost of Crew Provisioning	[***]
Sub Total Extended Warranty	[***]
GRAND TOTAL AIRCRAFT COST	[***]
[***]

Less: Extended Warranty Discount	[***]
Less: Aircraft Package Discount	[***]
[***]
GRAND TOTAL NET PURCHASE PRICE	[***]

SCHEDULE 4

Acceptance Certificate

Reference is made to that certain Aircraft Purchase Agreement dated as of August       , 2010, between ALIAR AIRCRANE SERVICOS AEREOS ESPECIALIZADOS LTDA, as Purchaser, and ERICKSON AIR-CRANE INCORPORATED, as Seller (the “Purchase Agreement”).  Except as otherwise defined herein, capitalized terms used but not defined in this Bill of Sale will have the meanings given to such terms in the Purchase Agreement.

Pursuant to the Purchase Agreement the undersigned hereby accepts delivery of the Aircraft at     :     (AM/PM) on                     ,       , 2010 in Central Point, Oregon and agrees and confirms that the Aircraft has been delivered to and accepted by Purchaser in accordance with all terms and conditions set forth in the Purchase Agreement.

Executed by a duly authorized representative of Purchaser this          day of                , 2010.

ALIAR AIRCRANE SERVICOS AEREOS ESPECIALIZADOS LTDA.

By:
Name:
Title:

SCHEDULE 5

Crew Provisioning

1.              Subject Matter:             In consideration of the payment by Purchaser of the cost of Crew Provisioning set forth on the Pro-Forma Invoice attached at Schedule 3 above, Seller will provide the personnel set forth in Appendix A to this Schedule 5 beginning on the Delivery Date and ending twelve (12) months from the Date of commencing aircraft operations in Brazil (the “Crew Provisioning Period”) to assist Purchaser in operating the Aircraft. It is understood and agreed that individuals performing the duties set forth in Appendix A will be rotated to and from Brazil every twenty-one (21) days or otherwise in the sole discretion and at the expense of Seller.

2.               Status; Crew Wages:                            The cost of Crew Provisioning includes all wages, salaries, benefits, insurance (including but not limited to workers compensation insurance), taxes and other fees and expenses (“Labor Costs”) paid by Seller to its personnel providing such Crew Provisioning.  All such personnel will be employed exclusively by Seller and Purchaser will have no obligation or liability for Labor Costs related to such personnel.

3.               Indemnification:  Seller agrees to indemnify Purchaser against any and all legal claims arising out of the action or inaction of Seller’s personnel providing Crew Provisioning.

4.               Crew Expenses: Seller will pay for miscellaneous expenses for its employees. Expenses include transportation costs, lodging, meals, car rental, cell phone, internet capability and other similar costs incurred by such personnel in the course of performing Crew Provisioning.

5.               Control and Expenses of Aircraft:                                                           Purchaser is the owner and operator of the Aircraft and is responsible for all costs and expenses with respect to the ownership, use, operation, maintenance, overhaul and registration of the Aircraft or any Part.

6.               Scheduling: Seller and Purchaser shall coordinate to establish the working schedule for personnel provided by Seller hereunder within the parameters set forth in this Schedule 5 and its Appendix A and any applicable laws and regulations.

7.               Control of Crew Personnel: The personnel provided by Seller hereunder shall be under the operational control of Seller and shall be subject to the applicable regulatory requirements and all other applicable laws and Seller company policies and procedures [including, without limitation, Seller’s AOPM].

8.               Safety: Without limiting the provisions contained in Clause 7 above, Seller or any of its personnel with a duty or discretion to do so may refuse to provide or suspend operations for safety reasons, whether the hazard be weather or other natural conditions, mechanical problems, human factors, risks created by or at the operational site or for any other reason which involves an unreasonable risk of injury or death to any person or damage to any property.

APPENDIX A

One Pilot for a period of twelve (12) months commencing on the date of commencing aircraft operations in Brazil.

One Crew Chief for a period of twelve (12) months commencing on the date of commencing aircraft operations in Brazil.

One Load Master for a period of twelve (12) months commencing on the date of commencing aircraft operations in Brazil.

One Project Manager for a period commencing on a date to be mutually agreed and not to exceed one hundred twenty (120) days during the first twelve (12) months from the date of commencing aircraft operations in Brazil.

One Aft-Seat Pilot for a period commencing on a date to be mutually agreed and not to exceed one hundred twenty (120) days during the first twelve (12) months from the date of commencing aircraft operations in Brazil.

EXECUTION PAGE

IN WITNESS WHEREOF the duly authorised representatives of the parties hereto have executed this Agreement and the same has been delivered and rendered effective on the day and year first hereinbefore written.

Purchaser

for and on behalf of

ALIAR AIRCRANE SERVICOS AEREOS ESPECIALIZADOS LTDA.

Signature:	Signature:

Name:	Name:

Title:	Title:

Seller

for and on behalf of

ERICKSON AIR-CRANE INCORPORATED

Signature:

Name:

Title: